As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEL FRISCO’S RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8453116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

930 S. Kimball Ave., Suite 100

Southlake, TX 76092

(817) 601-3421

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Mednansky

Chief Executive Officer

Del Frisco’s Restaurant Group, Inc.

930 S. Kimball Ave., Suite 100

Southlake, TX 76092

(817) 601-3421

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman Peter W. Wardle Gibson, Dunn & Crutcher LLP 2100 McKinney Ave., Suite 1100 Dallas, TX 75201 tel: (214) 698-3100 fax: (214) 571-2900	Colin J. Diamond F. Holt Goddard White & Case LLP 1155 Avenue of the Americas New York, NY 10036 tel: (212) 819-8200 fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-189969

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,150,000	$21.25	$24,437,500	$3,334(3)

(1)	Represents only the additional number of shares being registered and includes 150,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-189969).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.
(3)	The registrant previously paid filing fees of $17,130 in connection with previous filings of its registration statement on Form S-1 (File No. 333-189969).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register an additional 1,150,000 shares of the registrant’s common stock, par value $0.001 per share. The contents of the Registration Statement on Form S-1 (Registration No. 333-189969), including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on July 25, 2013, are incorporated by reference in this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of July 26, 2013), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Southlake, State of Texas, on July 25, 2013.

Del Frisco’s Restaurant Group, Inc.

By:	/s/ Thomas J. Pennison, Jr.
Name:	Thomas J. Pennison, Jr.
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date indicated.

* Mark S. Mednansky	Chief Executive Officer (Principal Executive Officer)	July 25, 2013

/s/ Thomas J. Pennison, Jr. Thomas J. Pennison, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2013

* Norman J. Abdallah	Director	July 25, 2013

* David B. Barr	Director	July 25, 2013

* Bradley P. Boggess	Director	July 25, 2013

* Jodi L. Cason	Director	July 25, 2013

* Richard L. Davis	Director	July 25, 2013

* John R. Kinzer	Director	July 25, 2013

* Jeffrey B. Ulmer	Director	July 25, 2013

* Samuel D. Loughlin	Chairman of the Board; Director	July 25, 2013

*By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description	Reference

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Company’s registration statement on Form S-1 (File No. 333-189969) filed on July 16, 2013).